Exhibit 3.1

ROSS MILLER
Secretary of State                                        Document Number
204 North Carson Street, Suite 4                          20120391568-97
Carson City, Nevada 89701-4298                            Filing Date and Time
(775) 684-5708                                            06/01/2012 9:35 AM
Website: www.nvsos.gov                                    Entity Number
                                                          E0300262012-1

                                                          Filed in the office of
    ARTICLES OF INCORPORATION                             /s/ Ross Miller
      (PURSUANT TO NRS 78)                                Ross Miller
                                                          Secretary of State
                                                          State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               Yuma Resources Inc.

2. Registered Agent           [X] Commercial Registered Agent    Business Filings Incorporated
   for Service of                                                Name
   Process                    [ ] Noncommercial Registered Agent      OR   [ ] Office or Position with Entity
   (check only one box)           (name and address below)                     (name and address below)

                                                                                      Nevada
                                  Address                             City                             Zip Code

                                                                                      Nevada
                                  Mailing Address                     City                             Zip Code
                                 (if different from street address)

3. Shares:
   (number of shares          Number of shares                                        Number of shares
   corporation                with par value: 75,000,000      Par value: $0.001       without par value:
   authorized
   to issue)

4. Names & Addresses,         1. Thomas Wielobob
   of Board of                   Name
   Directors/Trustees:           64 Gainsborough Ave.,          St. Albert, Alberta      Canada       T8N 0W5
   (attach additional page       Street Address                        City              State       Zip Code
   if there is more than 3
   directors/trustees         2.
                                 Name

                                 Street Address                        City              State       Zip Code

5. Purpose: (optional-        The purpose of this Corporation shall be:
   see instructions)          To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.

6. Names, Address             Business Filings Incorporated                    /s/ Mark Williams A.V.P.
   and Signature of           Name                                                     Signature
   Incorporator.
   (attach additional page    8040 Excelsior Drive, Suite 200         Madison     WI        53717
   if there is more than 1    Address                                  City      State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Mark Williams A.V.P.   Business Filings Incorporated       June 1, 2012
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date

This form must be accompanied by appropriate fees.